Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, August 6, 2009

SMTC Reports Second Quarter Results

Profit from Continuing Operations

TORONTO – August 6, 2009 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2009 second quarter results. Revenue for the quarter was $39.1 million, sequentially lower by $5.8 million and $15.0 million below the second quarter of 2008. The net loss for the quarter of $3.4 million compares with net loss of $2.5 million in the first quarter of 2009 and a $6.3 million loss for the comparable period last year. The second quarter loss includes a $3.8 million net loss from discontinued operations as a result of the closure of the Company’s Boston facility. The Company recorded a modest profit from continuing operations of $0.4 million. Net losses in the first quarter of 2009 and the second quarter of 2008 were also adversely affected by write-offs and operational losses sustained by the now closed Boston operation. Gross profit for the second quarter was $4.0 million or 10.2% of revenue compared with $3.9 million or 8.8% for the previous quarter and $4.5 million or 8.3% for the second quarter of 2008 reflecting the profitability of the continuing operations following cost containment initiatives undertaken in the first quarter. Through continuing solid working capital management, the Company was cash flow positive in the quarter.

“As expected, our second quarter performance was adversely affected by the global recession as customers reduced demand levels in response to end market softness and made significant inventory corrections. SMTC retained its share of wallet with all ongoing customers,” stated John Caldwell, President and Chief Executive Officer. “In response to weakening customer demand, we took aggressive cost reduction actions in the first quarter to significantly lower our cost structure. As a consequence, we lowered our break-even cost position such that we were profitable on much lower revenues.

The decision to close the Boston facility and transition enclosure and system integration capability to our Chihuahua, Mexico site was driven by both overcapacity and a broader strategy to offer customers high quality manufacturing services from low cost locales.

“As stated last quarter, given the uncertainty in the current recessionary environment, the Company will not be providing specific financial guidance for the remainder of the year. While the economy may show some improvement in the second half of 2009, we expect continuing volatility quarter to quarter. We will manage costs tightly given the uncertainty of any recovery. However, we are encouraged by the acquisition of several new customers that will add modest revenue in the latter part of the year, and are expected to reach meaningful revenue levels as they ramp to full production in 2010,” stated Mr. Caldwell.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1000 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private

Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	July 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Revenue	$39,153	$54,276	$84,091	$98,988
Cost of sales	35,178	49,803	76,176	90,491

Gross profit	3,975	4,473	7,915	8,497
Selling, general and administrative expenses	3,083	3,738	6,602	6,538
Restructuring charges (recoveries)	(32)	668	783	443

Operating earnings	924	67	530	1,516
Interest expense	539	762	865	1,675

Earnings (loss) before income taxes	385	(695)	(335)	(159)
Income tax expense (recovery)
Current	15	45	44	157
Deferred	(23)	(20)	112	(29)

	(8)	25	156	128

Net earnings (loss) from continuing operations	393	(720)	(491)	(287)
Net loss from discontinued operations	(3,843)	(5,602)	(5,447)	(5,614)

Net loss, also being comprehensive loss	$(3,450)	$(6,322)	$(5,938)	$(5,901)

Basic earnings (loss) per share
- continuing operations	$0.03	$(0.05)	$(0.03)	$(0.02)
- discontinued operations	$(0.27)	$(0.38)	$(0.38)	$(0.38)

Basic (loss) earnings per share	$(0.24)	$(0.43)	$(0.41)	$(0.40)

Diluted earnings (loss) per share
- continuing operations	$0.03	$(0.05)	$(0.03)	$(0.02)
- discontinued operations	$(0.27)	$(0.38)	$(0.38)	$(0.38)

Diluted (loss) earnings per share	$(0.24)	$(0.43)	$(0.41)	$(0.40)
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333	14,646,333	14,646,333
Diluted	14,646,333	14,646,333	14,646,333	14,646,333

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	July 5, 2009	January 4, 2009
Assets

Current assets:

Cash	$1,272	$2,623

Accounts receivable - net	26,146	28,648

Inventories	27,486	36,823

Prepaid expenses	1,074	1,203

	55,978	69,297

Property, plant and equipment	15,003	16,743

Deferred financing fees	809	786

Deferred income taxes	367	479

	$72,157	$87,305

Liabilities and Shareholders’ Equity

Current liabilities:

Accounts payable	$28,388	$37,209

Accrued liabilities	7,329	6,909

Income taxes payable	517	504

Current portion of long-term debt	4,850	2,738

Current portion of capital lease obligations	1,430	1,101

	42,514	48,461

Long-term debt	13,839	15,943

Capital lease obligations	279	1,587

Shareholders’ equity:

Capital stock	7,419	7,456

Warrants	—	10,372

Additional paid-in capital	252,596	249,655

Deficit	(244,490)	(246,169)

	15,525	21,314

	$72,157	$87,305

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)	July 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Cash provided by (used in):
Operations:
Net loss	$(3,450)	$(6,322)	$(5,938)	$(5,901)
Items not involving cash:
Depreciation	681	740	1,398	1,864
Gain on disposition of property, plant and equipment	(224)	—	(224)
Impairment of property, plant and equipment	—	4,921	—	4,921
Deferred income taxes	(23)	(20)	112	(29)
Non-cash interest	64	100	128	204
Stock-based compensation	178	288	188	496

	(2,774)	(293)	(4,336)	1,555
Change in non-cash operating working capital:
Accounts receivable	1,740	(5,601)	2,502	(1,145)
Inventories	2,797	876	9,337	(7,140)
Prepaid expenses	494	(288)	129	(463)
Income taxes payable	30	(8)	13	(22)
Accounts payable	(3,728)	456	(8,821)	3,654
Accrued liabilities	1,838	293	399	726

	397	(4,565)	(777)	(2,835)
Financing:
Borrowings of long-term debt - net	314	4,529	8	3,509
Principal payment of capital lease obligations	(595)	(233)	(979)	(409)
Debt issuance and deferred financing costs	—	—	(151)	—

	(281)	4,296	(1,122)	3,100
Investing:
Purchase of property, plant and equipment	(119)	(472)	(282)	(715)
Proceeds from sale of property, plant and equipment	830	268	830	268

	711	(204)	548	(447)

Increase (decrease) in cash and cash equivalents	827	(473)	(1,351)	(182)
Cash and cash equivalents, beginning of period	445	473	2,623	182

Cash, end of the period	$1,272	$—	$1,272	$—

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Six months ended
	July 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Operating earnings	$924	$67	$530	$1,516

Add:
Depreciation	681	740	1,398	1,864
Restructuring charges (recoveries)	(32)	668	783	443

EBITDA	1,573	1,475	2,711	3,823